SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2004

Commission File

No.  001-10253

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address and Zip Code of principal executive offices)

(612) 661-6500
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On March 23, 2004, TCF Financial Corporation announced that TCF Leasing, Inc. has acquired VGM Leasing, Inc. of Waterloo, Iowa.  VGM Leasing, Inc. provides equipment financing, primarily in the home health care industry, and manages an approximate $120 million lease portfolio.  It operates under the trade name VGM Financial Services.  TCF Leasing, Inc. is a general equipment finance company and a wholly owned subsidiary of TCF Financial Corporation.  Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated March 23, 2004.

Item 7.    Financial Statements and Exhibits

(c)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, President, Chief Operating Officer and Director

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated:	March 23, 2004